Form C

Cover Page

Name of issuer:

Malibu Compost Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 9/11/2017

Physical address of issuer:

1331 8th St. Suite E
Berkeley CA 94710

Website of issuer:

http://www.malibucompost.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

7,000

Price:

$7.50000

Method for determining price:

Management believes the Company to be worth at least $7.5 million. With one million common shares outstanding, each is worth $7.50. The Series A Preferred will be convertible to Common Stock on a one-to-one basis and so have the same value.

Target offering amount:

$52,500.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/13/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$319,860.00	$342,725.00
Cash & Cash Equivalents:	$16,394.00	$18,284.00
Accounts Receivable:	$94,287.00	$31,187.00
Short-term Debt:	$224,466.00	$317,172.00
Long-term Debt:	$93,133.00	$0.00
Revenues/Sales:	$1,468,956.00	$856,897.00
Cost of Goods Sold:	$826,747.00	$507,751.00
Taxes Paid:	$0.00	$0.00
Net Income:	$40,259.00	($99,680.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Malibu Compost Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Randy Ritchie	Management	Malibu Compost	2009
Colum Riley	Management	Malibu Compost	2009
Renie Byrne	Management	Malibu Compost	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Randy Ritchie	CEO	2009
Randy Ritchie	Secretary	2009
Colum Riley	President	2009
Colum Riley	COO	2009
Renie Byrne	CFO	2011
Renie Byrne	Treasurer	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Randy Ritchie	210842.0 Class F Common shares	21.0842
Renie Byrne	327542.0 Class F common shares	32.7542
Colum Riley	210842.0 Class F common shares	21.0842

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Extreme weather can affect the gardening cycles of end users. While overall demand will undoubtedly right itself, it may result in a longer cash flow cycle and carrying more inventory for a longer duration.

More competition entering the marketplace as a result of Malibu Compost pioneering a new "premium" category in the soil products industry. While most competition still comes from wastestream-driven companies, young upstarts are starting to create consumer-driven soil products.

In addition to distribution deals with two of the largest national distributors in the garden industry, Malibu Compost relies on other smaller regional distributors to help reach as many retail outlets as possible. As the packaged soil amendments industry continues to explode due to new markets, potential consolidation of regional distributors and/or acquisition by national distributors could result in demands for exclusive distribution rights or other factors affecting our diversity of retailers.

As a matter of principle, Malibu Compost does NOT deal with big-box stores. Excessive shuttering of independent garden centers and nurseries due to big-box store competition would adversely affect our current sales and distribution strategy.

Failure to raise enough capital to fund expansion in developing geographic markets will result in slower growth, loss of 1st-mover advantage, and over-reliance on sales for expansion capital.

Malibu Compost relies on Certified Organic dairy farmers for our raw materials. Significant loss of dairy suppliers due to market price fluctuations, closure, or other factors could affect Malibu geographically or nationally.

A sudden increase in petroleum pricing will affect significant cost drivers, including the cost of shipping finished product, receiving raw materials, and the plastic packaging we use.

Over-regulation of the composting industry. States which make no distinction between 'waste management' and intentional composting may pose significant barriers to entry due to site design costs and considerations.

Not enough capital to cover cash-flow cycle from acquisition of raw materials through receipt of payment. This affects how much product can be produced, which in turn affects how much product is available for sale and cause product shortages.

Potential watering down of the "Biodynamic" and "Organic" trademark standards in the consumer marketplace.

Cost of goods and inputs from third parties for materials, packaging and more due to lack of available capital to ensure stability and pricing agreements.

Current reliance on third parties for inbound/outbound trucking, packaging and distribution.

The Company's authorized but unissued stock includes 8,000,000 shares of Class A Common Stock and 1,000,000 shares of Preferred Stock. In this offering, the Company will sell up to 142,666 shares of Series A Preferred Stock. The remaining Preferred Stock (that is, the portion of the 1,000,000 authorized shares that are not sold in this offering) and any of the 8,000,000 Class Common shares could be offered in one or more subsequent offerings. As a result of any subsequent offerings, investors in this offering could have their economic rights substantially diluted. And while holders of Series A Preferred Stock could convert their shares to Class A Common Stock beginning in 2019 and thereby acquire voting rights, those voting rights would likewise be diluted by the issuance of any additional voting stock. Therefore, the potential ability of investors in this offering to influence Company decisions in the future may be substantially reduced by the

issuance of additional voting stock.

The Company's articles of incorporation include restrictions on transfer of the Series A Preferred Stock intended to ensure compliance with securities laws. A transfer of any class of the Company's stock will not be permitted if the transfer (1) is not in compliance with securities laws; (2) would require the Company to register its securities under state or federal securities laws; or (3) would cause the Company to become subject to the types of reporting obligations that apply to publicly-traded companies in accordance with section 12(g) of the Securities Act 1933. While the Company does not believe that the Series A Preferred Stock offered in this offering or the Class A Common Stock that may be issued to investors in this offering as a result of the exercise of investors' conversion rights will count toward the number of shareholders that could trigger section 12(g) reporting obligations, the SEC could take the position that stock issued as a result of a conversion does count toward the section 12(g) triggers; and as a result, the restrictions on transfer in the Company's articles of incorporation could prevent certain transfers by investors in this offering, which would make it more difficult or impossible for investors to sell their shares.

Investors' ability to convert their shares to Common Stock is subject to the availability of authorized but unissued Class A Common Stock. Investors in the Series A Preferred Stock offered in this offering have a right to convert their shares on a one-to-one basis to Class A Common Stock at any time beginning on January 1, 2019, but subject to there being authorized but unissued shares of Class A Common Stock available. There are currently 8,000,000 authorized but unissued shares of Class A Common Stock. If the maximum amount is raised in this offering, 142,666 shares of Series A Preferred Stock will be issued. If all of those shares are converted, an equal number, or 142,666 shares of Class A Common Stock would be issued as a result of those conversions. The Company believes the 8,000,000 authorized shares of Class A Common Stock (together with future series of Preferred Stock that may be created) will be more than enough to meet the Company's capital needs for the foreseeable future and intends to reserve a sufficient number of shares of Class A Common Stock to cover conversions of any outstanding Series A Preferred Stock. However, it is possible that the

Company will, prior to these conversions, issue enough Class A Common Stock such that there would no longer be enough shares of authorized but unissued Class A Common Stock to cover all conversions of Series A Preferred Stock. In that situation, it would be impossible for investors to convert their Series A Preferred Stock into Class A Common Stock. As a result, those investors would be unable to benefit from any increase in the Company's value; the value of their shares would decline; and it may be more difficult or impossible to sell their shares.

The Company has the right to redeem the Series A Preferred Stock beginning in 2022. Any shares of Series A Preferred Stock that have not been converted to Class A Common Stock may, beginning on July 8, 2022, be redeemed by the Company, in its discretion, at their original issue price of $7.50 per share. While the intent is for investors to have the ability to convert their Series A Preferred Stock to Class A Common Stock prior to such redemption, the effect of such a redemption is that investors will receive only the original purchase price (together with any accrued but unpaid dividends) and will no longer have any opportunity to share in any increase in the Company's value.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$52,500**

Use of Proceeds: Production - $40K

1.) Utilize approximately $25K for screening, trucking and bagging of early show orders from this year's Distributor Buying Shows. The estimated total sales from these shows is $500K. We need to start bagging and warehousing product for early orders, Oct. 15 - Dec.1 2017. 2.) Spend $5K on hauling finished compost to new production facility from existing farm in Oregon to the new site. This mitigates weather risk and puts us ahead of the curve with real-time shipping of product as the purchase orders from trade shows are presented and come due. 3.) Purchase an additional $10K worth of empty bags for the early trade show orders.

Marketing/Sales - $7.5K

1.) Purchase $5K worth of t-shirts and point of purchase signage for the fall and early winter marketing campaigns.

Operations - $5K

1.) Spend 2K on building a larger shipping work station for the increased shipping load out of our warehouse. A new shipping scale and computer will improve our efficiency and accuracy, translating to lower costs. 2.) Purchase additional computers for the accounts receivable department to cover the additional work load resulting from increased trade show orders and general sales growth.- 2K

If we raise: **$250,000**

Use of Proceeds: In addition to the above, we will spend the additional $200K accordingly: Production - $132K

1.) Purchase an additional $25K of raw materials to fill the pads on the new production facility in Oregon. This facility has 4 times the capacity of our current site. 2.) Purchase empty bags in bulk for Dec 31, 2017 - March 31, 2018 trade show orders - $42K

3.) Purchase Batch Mixer to mix potting soil and turf blend at new production facility in OR for $15K. This saves us about $0.20/bag or approximately $75,000/yr.

4.) Purchase Coco Coir Hydration Unit for preparing coir for potting soil. The cost of the unit is approximately $5K and saves us $0.20/bag, as well allows us to control the stability of that product as an input in potting soil mix. 5.) Purchase bagging machine for new Oregon facility for $45K. The cost for us per bag currently is $1.29 per 1cf/1.5cf bag. We estimate a savings of about $0.30/bag or approximately $126,000/yr.

Marketing/Sales - $54K

1.) Spend $25K on additional marketing - t-shirts, hats, banners, cow cut-outs and point of purchase materials.

2.) Purchase $17K in print advertising and co-op ads with retailers to help stabilize current markets and expand into new territories.

3.) An additional $12K goes to the trade show and specialty sales marketing campaigns.

Operations - $14K

1.) Purchase a new phone system - $5K

2.) Purchase additional computers, printers and software - $9K

If we raise: **$1,070,000**

Use of Proceeds: In addition to the above, we will spend the additional $ 820K accordingly: Production - $470K
1.) Develop and bring on-line the additional production facility near Lancaster, PA. We've chosen this area because of its central location to two of our national distributors' centers that service our markets on the East Coast, Midwest and Southeast. The creation of this site includes land, lease, raw goods, staff and equipment. $325K
2.) Put into production five new products that we have tested, developed and have a waiting demand for in our existing and expanding markets. $75K

Marketing/Sales - $250K
1.) Expansion of sales and marketing promotions, teams and campaigns for the East Coast and Midwest, including creating and facilitating this with marketing collateral and point of purchase materials - $150K 2.) Expand the print and co-op advertising campaigns to include the new territories - $100K

Operations - $100K
1.) Warehousing and storage increased capacity. Shelving and forklift - $80K
2.) Additional consulting and support for companies next stage of growth - $20K

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Holders of Series A Preferred Stock are entitled to a cumulative dividend of 5% per year when and as declared by the Company's Board of Directors. No cash dividend may be paid on any class of Common Stock until all accrued and unpaid dividends are paid on the Series A Preferred. Preferred dividends that are not paid in any year will accrue to the next year.

In a liquidation, holders of the Series A Preferred will have a preferential right to distribution of assets before any distribution to holders of the Common Stock.

The Series A Preferred Stock is nonvoting except as required by law and except that if declared dividends remain unpaid for eight quarters or two years, holders of Preferred Stock will have a right to elect a majority of the Company's Board of Directors until accrued and unpaid dividends have been paid.

The Series A Preferred Stock will be convertible into Class A Common on a one-to-one basis at the shareholder's election on or after January 1, 2019.

On or after July 8, 2022, the Company may, at its election, redeem any or all of
the outstanding shares of Series A Preferred at the original issue price of $7.50 per share.

This is only a summary of key terms. Investors should review the Company's Articles of Incorporation for more detail.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: No Voting Rights
- [ ] No

16. How may the terms of the securities being offered be modified?

Any material adverse change in the rights associated with the Series A Preferred must be approved by holders of a majority of the outstanding Series A Preferred.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred	800,000	0	No
Preferred A	200,000	0	No
Common A	8,000,000	0	Yes
Common F	1,000,000	1,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

See Items 13 and 19 of Form C.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The holders of Series A Preferred may be diluted by the issuance of additional Common or Preferred Stock. However, the rights associated with Series A Preferred may not be changed adversely except with approval of a majority of the Series A Preferred.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

As noted earlier, the Series A Preferred Stock offered in this offering are nonvoting securities, except in unusual circumstances. The Class A Common Stock has one vote per share, and the Class F Common Stock has ten votes per share. Additional series of Preferred Stock could be authorized in the future and may be either nonvoting or voting but may not have more than one vote per share. For more detailed information, see the Company's Articles of Incorporation.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the principal shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the principal shareholders** may change the management of the Company, cause the Company to enter new lines of business, or force a change in the Company's mission. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where additional shares of the Company's stock are issued, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined by the Company, and is based on the Company's belief that the Company's current value as a going concern is approximately $7.5 million, based on the Company's revenues, profits, and growth trajectory. There are currently one million outstanding shares of Common Stock, which implies a value of $7.50 per share of Common Stock. The Series A Preferred Stock offered in this offering is convertible (beginning in 2019) to Class A Common Stock on a one-to-one basis and is therefore presumed to have the same value as the Common Stock, $7.50 per share.

The Company does not intend to conduct or commission a formal valuation of the Company. Accordingly, the actual market value of the Company and of the Series A Preferred Stock being offered may be materially more or less than $7.50 per share.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company will have authority to repurchase the Series A Preferred Stock from shareholders at any time on or after July 8, 2022, at the original issue price, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to convert its Series A Preferred Stock to Class A Common Stock before the Company redeems the Series A Preferred.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

As of 9/30/2017 the company had $80,464 outstanding on a fixed rate loan with a maturity date of Feburary 1, 2021 from RSF. The loan has an interest rate of 6%. Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by 2 percentage points. If the payment is 10 days or more late, the Company will be charged 5% of the regularly scheduled payment.

We have a line of credit of $100K with US Bank with no maturity date and an interest rate of 8.25%. We use the line of credit for raw materials and printing of promotion material. The current balance is $78,773 as of 9/30/2017.

The CEO has borrowed money from the Company. As of 9/30/2017, related party loans outstanding totaled $4,804. The loan has an interest rate of 3.75%. The loan is being repaid at $200/month.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The CEO has borrowed money from the Company. As of 9/30/2017, related party loans outstanding totaled $4,804. The loan has an interest rate of 3.75%. The loan is being repaid at $200/month.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Malibu Compost makes certified biodynamic and organic compost on organic farms that is sold through national and regional distribution to the lawn and garden industry, the organic growing market and to organic farms and vineyards. Our flagship product: Bu's Blend Biodynamic Compost is also the cornerstone of our Potting Soil, Lawn Products and Compost Tea Line. Our compost is unique to both the gardening and agricultural markets, as it is the only farm-made, and completely finished compost that is available to either sector. Our proprietary formulas and protocols create a product of superior quality, result and ease of usage.

Our two main sources of income are sales of our product line 89% and consulting 6.4%. We also generate a smaller percentage of sales, less than 1/2 of 1% of marketing items; t-shirts, cow cut-outs, and the 4.6% is shipping and miscellaneous income. Malibu Compost's total revenue for 2016 was $1,468,956.

Our compost, as well as our compost production has become legendary in just over 8 years of business. Our reputation for creating the highest quality, and first, truly premium brand of compost has put Malibu Compost on the map as an industry leader and innovator. We've been invited to speak at several national garden and industry events. The U.S. Composting Council had us panel a discussion earlier this year on composting and the burgeoning thirty million dollar cannabis market.

We have built a national customer base, a recognized brand and a diverse distribution network across 30 states. By creating regional production facilities in addition to the CA and OR farms, our company will be able to more than double existing margins on bagged soils, lower the price point for consumers, and minimize our carbon footprint by eliminating shipping distances. Expanded production capacity will also allow Malibu Compost to service industry segments such as farms and vineyards that clamor for larger quantities of compost but are forced to settle for inferior substitutes. In addition to expanding to Pennsylvania in 2018, the Midwest and South in 2019, and Texas in 2020, our ambition is to define and set the industry standard for the new premium compost and potting soils categories. Finally, Malibu Compost has and will continue to change how our world integrates a truly organic and sustainable approach to the ways we grow our food, plants, and soil health.

All of us at Malibu Compost believe that we have literally just touched the tip of the iceberg with our sales of true organic and biodynamic compost, potting soil, lawn amendment and compost teas. We have seen massive increases in demand and sales for both the potting soil and compost as we take our line across the country and into more and more states. We had to turn down over half a million dollars in sales ($500,000) this past spring due to the fact that the demand was higher than the output that we could create in our existing facilities. To date, we are sold in thirty states. We have the ability via our two national distributors to sell in all fifty states and the District of Columbia. At this point, the demand for our products far exceeds the supply.

Malibu Compost has also seen spikes in the sales of our compost tea line as we have updated our marketing efforts with a new website, stronger social media presence and through our educational outreach program that we call the "BU Tour." We take dozens of classes every year into nurseries, out to garden clubs and horticultural societies, as well as to national and regional garden shows and exhibits to press the flesh with thousands of people, to teach them firsthand how to grow organically and why incorporating our product line into their garden, grow, landscape, golf course, farm or vineyard is the way for them to get a tested, true organic, biologically-active and farm-made and biodynamic compost, potting soil, lawn amendment or compost tea into their soil and onto their plants.

We have seen a consistent growth of annual sales since starting Malibu Compost in 2009. We hit a plateau in sales over the past two years because demand exceeded our production capability. We've maximized our production space at both of our existing farms and have plans to bring on a new facility in Oregon this fall. That, coupled with strong sales and marketing efforts, increasing our visibility and shelf space in the retail sector of the lawn and garden market via our distributors and continuing to build our presence through live outreach and social media has continued to make 2017 strong and the prospects for 2018 and beyond incredible!

Milestones

We originally formed the Company as a California limited liability company called Malibu Compost LLC on July 7, 2009. A total of 1,000,000 membership units in the LLC were issued to the founders and other early investors. On September 11, 2017, the LLC was converted to a California benefit corporation called Malibu Compost Inc. At that time, all 1,000,000 membership units in the LLC were converted to an equal number of shares of Class F Common Stock, which have ten votes per share. The intent behind this "supervoting" founders' stock was that the original group of founders and early investors in the LLC would continue to have voting control over the management and direction of the Company.

Here are some of the results since the Company's founding:

- We have revenue in excess of $6.5 million over the first 7 years of operation, and we were profitable within our first 36 months.

-We had to turn away approximately $500,000 worth of sales in Spring 2017 due to high demand and limited availability.

-Our national and regional distributors are serving 30 states.

-We expect immediate profit margin gains of 10% upon completion of this current fundraising due to our ability to lower our costs.

-We have approximately $450,000 worth of purchase orders from our 2017 distributor trade shows held August-September 2017. These purchase orders have delivery dates from November 2017 through April 2018.

-We test every batch of our compost for GMOs, herbicides and pesticides.

-We have unparalleled educational outreach program for nurseries, distributors, schools, garden clubs, horticultural societies and national gardening shows, as well as animal rescue and animal rights activism.

Historical Results of Operations

-*Revenues & Gross Margin.* For the year ended December 31, 2016, the Company had revenues of $1,468,956 compared to the year ended December 31, 2015, when the Company had revenues of $856,897. Our gross margin was 43.72% in 2016, compared to 40.75% in 2015. This near doubling of revenue was due to opening of additional markets in Michigan and the Northeast and sharply increased demand from our current customers. We also expanded our relationships with our national and regional distributors and expect this growth to continue in 2018. Our year-to-date revenue for 2017 is similar to 2016. We are expecting total revenue in 2017 will be around $1,500,000. We will continue to open new markets across the country as we continue to work closely with our national and regional distributors.

-*Assets.* As of December 31, 2016, the Company had total assets of $319,860, including $16,394 in cash. As of December 31, 2015, the Company had $342,725 in total assets, including $18,284 in cash.

-*Net Income.* The Company had net income of $40,259 and net losses of $99,680 for the year ended December 31, 2016 and December 31, 2015, respectively. Our year-to-date net income for 2017 is $44,192.

-The Company has short-term debt totaling $224,466 and $317,172 for years ending December 31, 2016 and December 31, 2015, respectively.

Liquidity & Capital Resources

To-date, the company has been financed with $1,027,750 in equity from current investors.

As of 9/30/2017 the company had $80,464 outstanding on a fixed rate loan with a maturity date of February 1, 2021 from Rudolf Steiner Finance located in San Francisco CA. The loan has an interest rate of 6%.

We have a line of credit of $100K with US Bank with no maturity date and an interest rate of 8.25%. It is personally guaranteed by two of our current investors. This line of credit is used for short-term working capital and for raw materials. The current balance as of 9/30/2017 is $78,773.

For more information, see Use of Funds.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

2017 has been a profitable year. Malibu Compost Inc. cash in hand is $36,852.69, as of September 2017. Over the last three months, revenues have averaged $133,656.02/month and expenses have averaged $115,210/month. We have had some negative months but this has been due to earlier than normal purchasing raw materials for our distributor trade show purchase orders for Nov-Dec 2017 and into 2018 Jan-April. Expenses will go up in the next few months in parallel with our increased production costs. The funds that we raise will be used for these expenses of raw goods, early order bagging and warehousing, as these functions will have the greater immediate impact on increasing our gross profit. Our experience has shown that this planning of having these purchase orders filled, stored and ready to ship minimizes fulfillment time which results on overall higher annual sales per customer.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.malibucompost.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;

4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Malibu Compost Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Colum Riley
Randy Ritchie
Renie Byrne

Appendix E: Supporting Documents

Malibu_Compost_Articles_of_Incorporation-filed.pdf

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INVEST IN MALIBU COMPOST

The first national producers of true organic and biodynamic bagged compost

> *We make high-quality compost on our organic farms in California and Oregon. Our flagship product is called Bu's Blend Biodynamic Compost. It gives plants, flowers, trees and vegetables the vitality they need to grow healthy and strong while simultaneously feeding the soil the microbes that it needs to thrive. We add Bu's Blend into our beautiful Baby Bu's Biodynamic Potting Soil for containers and raised beds and our compost teas for growing gorgeous flowers, veggies, trees and plants.*

Colum Riley
COO, MALIBU COMPOST

Priced Round

$7.5M pre-money valuation | **$7.50**/share

If you invest, you're betting Malibu Compost will be worth more than $7.5M in the future. Malibu Compost is using a custom contract, see the contract for details.

INVESTOR PERKS

$250+ - Free sleeve of Bu's Brew Biodynamic Compost Tea Bags

$500+ - Packet of Biodynamic seeds

$1,000+ - Malibu Compost logo t-shirt plus stickers

$2,200+ - free 12qt. bag of Bu's Blend Biodynamic Compost

$5,000+ - custom 3' tall spokescow Bu cutout printed on corrugated plastic - 50 bags or 2cy tote of Malibu Compost (shipping not included)

$10,000+ - onsite 1/2 day soil consult by Malibu Compost (travel not included - Free Day on the Farm with one of the Malibu Compost founders (travel not included)

FOLLOW US FOR UPDATES SHARE TWEET



FOR YOUR SOIL™
USA
MALIBU COMPOST
Biodynamic
BU'S BLEND™

$0
raised of $52.5K goal

$200 min
by Wefunder Portal LLC

INVEST

OUR AMBITION

Malibu Compost has built a national customer base, a recognized brand, and a diverse distribution network across 30 states. Our ambition is to create new regional facilities to double our margins on bagged soils, lower the price for consumers, and minimize our carbon footprint. Expanded production in PA (2018), Midwest & South (2019), and TX (2020) will allow us to service farms clamoring for our compost as we continue to set the industry standard for premium compost and potting soils.

KEY FACTS

- In excess of $6.5 million in revenue over the first 7 years of operation and profitable within our first 36 months.
- More than $500,000 worth of sales turned away in Spring 2017 due to high demand and limited availability.
- Contracts with national distributors serving 30 states plus diverse regional distribution networks.
- Immediate profit margin gains of 10% or more upon completion of raise.
- In excess of $450,000 worth of current purchase orders for first 3 months of 2018.
- First and only soil company in the world that tests for GMOs, herbicides and pesticides.
- Unparalleled educational outreach program for nurseries, distributors, schools, garden clubs, horticultural societies, and national gardening shows as well as animal rescue and animal rights activism.

DOCUMENTS

Malibu_Compost_Financial_Narrative.pdf
Malibu_Compost_Financial_Numbers.pdf

malibucompost.com

GARDENING AGRICULTURE ANIMALS SOCIAL IMPACT EDUCATION FARMING SUSTAINABILITY GMOFREE LIFESTYLE COMPOST ORGANIC BIODYNAMIC ORGANIC SOIL

WHY I LIKE MALIBU COMPOST

> *My company has been doing compost teas and natural and holistic fertilization for the last twenty years in the greater Seattle area. We use Bu's Blend Biodynamic Compost from Malibu Compost because it comes from true organic farms and has no growth hormones or antibiotics in it as compared to many "organic" products that come from conventional, corporate farms and are still labeled organic. We trust Malibu Compost and their products because they go above and beyond all of the organic standards.*



Nick Penovich
OWNER, SOIL SCIENCE SERVICES

THE BUZZ ABOUT MALIBU COMPOST

We would like to thank you for steering us in the right direction and and introducing us to the wonderful world of no-till gardening, along with compost teas using Baby Bu and Bu's Blend in teas and top dress. The recipe and instructions you sent us two years ago made a world of difference in the terpene production indoors, but with the sun, the plant's full potential is unlocked. Thank you for sharing love, experience, knowledge, TRUTH! We never stop learning, getting better with each run.

Brent and Desiree

Customers

I first heard of Malibu Compost and Biodynamics 7 years ago. Having an Ag. Degree, I was curious enough to do plant trials in which Malibu Compost competed against six of its competitors. The results were simply outstanding, and my spouse and I decided to invest in the company. The enthusiasm for their products and growth has been quite something to witness!

Bob Byrne

Entrepreneur

Product Spotlight - Profiles in Farming - Demeter USA

Welcome to Demeter USA. We are the non-profit American chapter of Demeter International, the world's only certifier of Biodynamic farms and products. Biodynamic agriculture goes beyond organic, envisioning the farm as a self-contained and

September 28, 2017 @ demeter-usa.org

September 28, 2017 @ thegrowingclub.com

75 Reasons to Love the West

The top people, places, things, and trends that make us happy to live in the West now.

September 28, 2017 @ sunset.com

How-To Grow 100+ Plants in a 3x2 Space For Less Than $20 | Nutrition You Can Trust

If you've been following me on Instagram, I've posted a couple sneak peek pics of this garden bag idea as it was growing over time and you gals & guys seemed to love it, so I wanted to put together this DIY post with sequencing and time-lapse pics so you

September 28, 2017 @ nutritionyoucantrust.com

An Evening with Joel Salatin | Project Peace East Bay

Marin Sun Farms is the extension of a family farm, nestled in the rolling grasslands of the Point Reyes National Seashore in Northern California. They are focused and committed to producing local, pasture based food for the Bay Area community with

September 28, 2017 @ projectpeaceeastbay.org



First Grow. Diy Led, No Till Organic Garden. Come Say Hello!

Hey THC Farmer. I'm a first time grower, although I'm no stranger to plants. I've been an avid user of cannabis for over 15 years and I'm continually amazed even today by it's remarkable healing properties. That being said I know I'm preaching to the choir

September 28, 2017 @ thcfarmer.com

No Logo

Friends

The Florence Fang Asian Community Garden is the first and largest asian garden in the city of San Francisco.

September 28, 2017 @ sfasiangarden.com

Spotlight on Malibu Biodynamic Soil and Compost

One of our favorite products to offer for the garden: Malibu Biodynamic soil and compost is a great way to enliven and enrich your soil. Biodynamic agriculture views the soil as a living organism, rather than a support system for growing plants.

July 25, 2017 @ downtoeartheugene.com



Composters find booming new market in pesticide-free pot farms - The Cannifornian

Malibu Compost mainly sold to nurseries, organic vegetable farmers and backyard gardeners until a few years ago, when the small business started by two surfing buddies began getting calls from farmers in Mendocino County. Co-founder Randy

March 12, 2017 @ thecannifornian.com

Loan Broadens Access to Certified Biodynamic Compost - RSF Social Finance

When Randy Ritchie and Colum Riley first met, they discovered a shared passion uncommon in Tinseltown: building healthy soil. It all started when Ritchie, one of the first sustainable landscape designers in Los Angeles, received a request from a

January 26, 2016 @ rsfsocialfinance.org

OWNING THE PREMIUM SOIL MARKET

We're the first 100% biodynamic, organic, GMO-free, herbicide-free, and pesticide-free compost in the U.S.

When we started Malibu Compost, there was an absence of high quality bagged compost and potting soil on the market. We literally created the premium compost market and redefined the premium potting soil market with our biodynamic and true organic line of products. Unlike food and wine categories, there was no "top dollar compost or potting soil" in the lawn & garden industry. Over the last seven years, we have completely changed the definition of what premium compost, potting soil, and lawn products look like in the marketplace. So far, we have little to no direct competitors.


WITH LOVE BY MALIBU COMPOST
BU'S™
MALIBU COMPOST
BIODYNAMIC®
POTTING


MALIBU COMPOST
Biodynamic



IT BEGAN WITH BU

Our story began with Bu. She was our first dairy cow, a two-year old we bought at auction right as she was headed off to slaughter. When we brought her back to our farm in California, she touched grass for the first time in her life and spent the whole day running around the fence-line of the property. Soon, she discovered the joys of eating alfalfa and the carrot tops we'd give her as treats. She was a beautiful, smart, and playful cow who became our SpokesCow and a huge part of the Malibu Compost family. We're so proud and thrilled to have all of our products carry her name.







A CLOSE-UP LOOK AT OUR PRODUCTS

Our signature premium compost, Bu's Blend, plus industry-standard Baby Bu's Potting Soil and an amazing line-up of Compost Teas

Most compost companies make their money by accepting trash to make their product, like a landfill. But we're **not a waste management company** and our products reflect that. We're giving the health and environmentally conscious consumer exactly what they've been looking for – honest, tested, clean, healthy, and top-quality compost and soil.


MALIBU COMPOST
BABY BU'S
POTTING SOIL
BU'S BLADES
LAWN, SEED & SOD
BU'S BLEND

We use organic manure from organic dairy cows who live on organic farms and eat organic pasture, a huge differentiating factor from competitors who use steer or chicken manures from conventional farms that are combined with food waste and green waste contaminated with unexpected substances such as wiffle ball bats, spray paint cans, or dog poop. Everything we make is made with care and adherence to the highest and strictest standards. We are GMO-free, not just non-GMO verified. Our products are tested with genetic IDs to ensure they're also herbicide-free, as well as run through toxicology panels that ensure that they are also pesticide-free and fungicide-free.



WE'RE SOLD IN 30 STATES



USA
2009-13
2014
2015
2016
2017

WE'RE PROFITABLE

We had a strong spring season and are on track to sell even more in 2017.

$1,468,956

2016 revenue

43%
Overall gross margins

40%
Margins on our compost teas

$6,594,408
Revenue to date

OUR DISTRIBUTORS

CENTRAL Garden & Pet

Sunlight Supply Inc. National Garden Wholesale.

Sparetime Supply DISTRIBUTION

JENSEN DISTRIBUTION SERVICES

THE BU TOUR

There's no better way to win customers than to let them see for themselves what Bu can do, so we showcase our products at regional tradeshows every Spring & Fall

- Our "Bu Tour" takes us through several states and on our BU TV Youtube Channel to spread awareness about our top grade compost, potting soil, lawn-care products, and teas through workshops, classes, and hands-on demonstrations.

- We attend gardening expos, give live demos at nurseries, and take orders at tradeshows like the Northwest Flower and Garden Show, which brings in **50,000 visitors** every year.

- In 2017, we hosted **over 40 product knowledge seminars and organic gardening classes** that gave us an opportunity to speak directly to 1,000 people.

- Conferences: In 2017, we spoke at both the GrowGreen Expo in Detroit and the US Composting Council's Conference in LA (**2,000 people reached**).









OUR JOURNEY SO FAR

We're scaling up production and we need your help to do it

We want to raise $1 million through our crowdfunding equity raise. The funds will be used mostly to pay for the additional production costs we have associated with growing our national market. We will be purchasing additional equipment, leasing more farmland, and buying more of our inputs and bags for deeper volume discounts on those items. We will also be adding some very overdue marketing costs for banners, t-shirts, point-of-purchase signage, and product catalogs.

Summer 2009



Malibu Compost LLC is founded

We also rescued our first dairy cow, Bu the Spokescow.

November 2009

First bag of Malibu Compost sold

We sold our first bag at the Bioneers Conference in San Rafael, CA.

April 2011

Signed deal with the largest independent distributor in the U.S.

Our deal with Central Garden put us in hundreds of stores.

June 2011

Sunset

Our 1st National Magazine Coverage

Sunset Magazine names us in their "Best of the West" issue.

August 2012

Received "Excellence in Sales" Award

Award given from Central Garden among their 8,000+ SKU's.

August 2013

Sunlight Supply Inc.

Received "Product of the Year" from Sunlight Supply Distribution

2015

Established new production in Oregon to serve growing regional and national markets

June 2017

First quarter-million plus month

We record our highest grossing monthly sales ever at $274,000.

October 2017



New upgraded facility opens in Oregon

This boosts our space to 4x its previous capacity.

Spring 2018

Opening new production facility in PA

This will help us service our growing East Coast markets.

Summer 2018



Invited to the ACE Hardware National Buyers Show

Almost 10,000 people attend this annually.

LET'S GARDEN TOGETHER

Malibu Compost, AKA "The Bu," has become more than a company. It has become family and friends, a community of like-minded people from a variety of backgrounds and lifestyles whose commonality is the soil and the desire to make it better, changing the world together from the bacteria and fungi that feed the plants that feed us all.

We didn't start Malibu Compost to get a pat on the back, or an "Attaboy!" but that's what it has become. Malibu Compost was started with the goal of providing a "beyond organic" alternative to the harmful pesticides and fertilizers that dominate the lawn and garden industry while simultaneously building both value and profit for our suppliers, partners and investors. In the short time since our inception, we have revolutionized the soil industry, saved organic dairy farms from closure, and changed the lives of farmers, retailers, cows, and customers along the way.

Life at the Bu is a non-stop outpouring of, "Thank you for what you do!" At times it's overwhelming. We have cried with people who have lost children and who, fearing further devastation in their family, have turned to us for ways to create a safe garden where they could grow clean, healthy and "true organic" food and medicine for their loved ones. The outpouring of love and friendship that we get to live, give, and receive every day has become the rallying point for all of us at Malibu Compost.

We began our company to give people an option to really make a change by growing their gardens with a tested, GMO-free, pesticide-free and herbicide-free biodynamic compost. Our goal was to offer people a way to garden better than they were able to with the organic solutions and products that they were being offered, which at its best were a way to stop the harmful use of chemicals and synthetics and at its worst a horrible and abusive form of greenwashing that was bamboozling people into thinking they were buying something that was tested and actually organic. Making real, honest-to-goodness Biodynamic Compost on our organic farms takes our customers to that next level of "beyond organic gardening" by giving them better products to garden with than they'd previously been offered in the organic market sector while creating a model of change and care for people, the planet, and animals that is profitable for our investors and shows other companies that you can be successful, happy, and prosperous while doing right thing.

The stories of people's gardens coming alive, their health coming back, and the food and medicine that they grow is an amazing part of the Malibu Compost story. Every day on social media there's a member of the Bu Family posting of how Bu's Blend Biodynamic Compost changed their life. The story only gets better when you add to it the thousands of people who sent us condolences when BU passed away, and who tell us that one of the big reasons they buy our products is because we rescue animals. Our story comes full circle when we see retailers all over the country proudly displaying the Malibu Compost product line on their shelves and allowing us to give gardening classes that teach their customers how to heal the soil and grow true organic gardens. We see a community of people forming around Malibu Compost who do love this planet, the people on it and the animals that inhabit it. We are truly honored and blessed to be a part of so many wonderful people's lives.

To us, Malibu Compost is an amazing and on-going story. What started as a line of products has become a movement, a "True Organic Revolution," that is changing not only the way lawn and garden customers grow food and the soil in their gardens, but how the entire packaged soils industry is looking at soil as a living, breathing organism. Being part of the solution to healthier soils, healthier foods, and a healthier planet has added a level of humility and satisfaction that we never could have envisioned when we started this company. As we look towards expanding our company, products and customer base, we invite all of you to join the revolution.

We thank each and every person who has ever bought a bag of BU, come to one of our classes, mentioned us on social media, said "Thank you" in passing, loved us when we lost BU, or who has ever graced us with their kindness and support.

Blessings to you and your family,

Colum Riley and Randy Ritchie

MEET THE FOUNDERS



Colum Riley

COO

A former City Councilman who grew up on a biodynamic farm, Colum got his Masters in Business at Loyola Marymount University, where he found his love for sustainability as a business strategy.



Randy Ritchie

CEO

After graduating from Pepperdine University, Randy bought a landscape design firm and created the first sustainable and ecologically based landscape company in Los Angeles.

AND THE REST OF THE TEAM



Renie Byrne

CFO

After a career in finance at both for-profit and nonprofit companies, Renie turned her skills towards Malibu Compost in 2010, becoming the CFO in 2017.

DETAILS

Can you describe the financial conditions of your business?

– COLLAPSE ALL

Here are our key financial numbers for the last two years.

Here is a summary of the financial situation of our company.

What is Malibu Compost?

We make high-end biodynamic compost, potting soil and compost teas on our farms.

How did Malibu Compost get its start, and how are you different from other companies in the industry?

We started the company working backward, seeing a need in the marketplace where there was actually an absence of any good, high-quality bagged soils. Typically, the compost soil industry has been about getting a bunch of waste product, grinding it up, letting it "compost," then sticking it in the bag and selling it for a couple of bucks. Most compost companies make their money getting paid to accept trash, like a landfill. We are 100% different than that model. We make true organic and biodynamic compost on organic farms with clean and tested inputs. There is no greenwaste, trash, or conventional farm manure or waste in our compost or potting soil.

We started the company in 2009 after Randy had been making biodynamic compost for his landscape clients and realizing that there was a much greater need for people who were establishing backyard gardens and who wanted to grow organically, really organically, and connect with their own food. We said, "Let's market the compost that we are making, which is definitely the best compost that we can make in the market, and by far will be the best compost on the market."

We set up a model where we put the product in our super-cool "Surfing Cow" bags and got it out to market. Unlike food and wine categories, where you inevitably go up against many other companies, we didn't have that issue, because there wasn't wasn't that level of competition in the soil market. There was no top dollar potting soil. There was no top dollar compost. That wasn't even a category. In the last seven years, we have literally invented the category of premium compost and premium potting soil.

Our compost is not made with any steer or chicken waste. We use waste from organic dairy cows. That in and of itself is completely different, a total paradigm shift that the store staff, store owners and buyers had coming out of the '60's, '70s, '80s, and '90s, the age where lawn products and garden products were supposed to be cheap. So, getting to a place where people are willing to pay a bit more for premium quality compost and potting soil is an incredible thing!

Our product is also pesticide-free and is tested and verified as such. That's huge. Another selling point for us is being biodynamic, beyond organic, and true organic. We are also GMO-free; not just non-GMO verified. Our compost, potting soil, lawn products and teas are tested with genetic IDs, are herbicide-free, pesticide-free, and fungicide-free. We are truly giving the health and environmentally conscious customer exactly what they've been looking for.

Who is Malibu Compost's target consumer? ^

When we started this company seven years ago, our target market was the mom who drove to Whole Foods because she wanted the best and healthiest food for her family. She was shopping at Whole Foods to buy "organic". In reality, that mom became the first customer to embrace Malibu Compost, the "decison-maker" who bought our first bags at local, independent nurseries.

What we've seen in the last seven years is that the market has become bigger and better educated, as people understand more about food and what they eat and what goes in their body. That's one of the things that's most important, people growing their own food. They know they can spend less on soil to plant a hedge out front, but to grow food that will go in their bodies, and in their children's bodies, they are willing to spend more for the quality of that soil.

Are other companies truly "organic"? What's really in their product? ^

The city of San Francisco collects their food waste before it gets shipped to Vacaville. If you go look at that product, you will find things like wiffle ball bats, spray paint cans, dog poop, and tainted golf course lawn trimmings. Then it comes back to San Francisco. Every "wanting-to-do-good citizen" goes to the city of San Francisco and says, "I'm closing the loop. I'm going to take this free compost from the city giveaway and grow my organic veggies," without knowing what all is in there.

You might have gone and ordered the GMO free heirloom tomato seeds, and you've built these raised beds with your children out of non-pressure treated wood. But then you use a potting soil that is 60% ground up trimmings, and the other 40% is the sludge leftover from what goes down the sewer that is mixed in with a bulking agent.

A lot of states don't care. California has tried to create a definition of organic; if it's based on the carbon molecule, it's considered organic. Many soils are labeled as organic, and while there is an organic element to them, they are not truly 100% organic. They take organic and conventional and meld the two together, causing a mess. What we did is go completely organic – hard line, true organic and biodynamic, versus labeled "organic."

Why are you choosing to go consumer first and not small scale or urban scale farms first? ^

Economics. If you're a farmer, it doesn't matter how good the soil or compost is, because you still have a threshold for your end income. You can only spend so much money before you run into profitability issues. Also, a large number of farms would absolutely reject us simply because the government will let you get by with the bare minimum.

Because we go beyond simply organic, people trust Malibu Compost. A big part of our branding has been the trust factor. That's a huge piece of who we are. When they buy from us, they're buying this image, they're buying the logo, they're buying the surfing cow, they're buying the fact that we're made on organic farms. They're buying the fact that we're not a waste management product. They're buying the fact that we do all that testing and they're also buying into the fact that they're actually getting something real.

Do you own your own farms?

We lease our farms in Oregon and co-op with the farm in California. We source our manure by partnering with organic dairies and paying them for their manure. Organic dairy farmers have regulations that have increasingly become more stringent. We know the farms, and we know they farm ethically, which is important to us. Being organic is just one label; being ethical is just as important. We want to know that they treat their animals and their land well. The great thing is that we are not only getting a great product from the farmers, but we are helping those farmers by giving them an added income.

Why is it so important to you for Malibu Compost to have this super clean biodynamic organic product?

It's who we are. We're not into the idea of fooling people into thinking they're getting something organic when they're really not. People who invested in Malibu Compost invested originally because they believed in what we were doing. People use and buy our products because they work. The food tastes better and the plants are healthier. You see it in the state of green. You could put it down and the next day, there's a vibrancy in your garden. You feel it.

If you do the right thing, the right thing will happen, and a lot of people have lost sight of that. We know that because our product is super clean, biodynamic and truly organic, great plants will grow with it. That's why it's so important to us.

What is the shelf-life of your product?

We say it's good for a year, although the shelf-life is definitely longer, more-like two years, but it's very rare or seldom that anybody would ever have anything sitting around that long.

What are your margins right now versus what they have been in the past?

Historically, our gross margins have been around 40-45% range. Currently the gross margins are 47%. We expect increased margins as we purchase more raw materials in bulk which will lower our per unit price.

What is compost tea?

Tea in a tea bag for plants. It's a one pound sleeve that has four cotton muslin compost tea bags in it. You "brew," or make the the compost tea in a five gallon bucket overnight, then pour it on the plants to feed them or use it as a foliar spray. We make that in our warehouse, the "TeaHouse," in Berkeley. The margin on the teas is between 50% and 60%, but we could get that even higher by increasing our distributor price.

What experience does your team have?

Colum graduated college in '97 and started a sales and marketing company in Colorado, then moved to upstate New York and worked with a non-profit. He got into elected office as a city councilman for a couple of years. From 2006 to 2008, he went back to get his Masters in Business at Loyola Marymount University. It was there that he became passionate about sustainability as a business strategy and wanted to do corporate sustainability consulting. The college hired him as a sustainability director. That was his playground: styrofoam, organizing carpools, recycled content in the Xerox paper, that kind of thing.

He was looking to do consulting after he graduated and was doing some part-time work when he met Randy. He came from a landscaping background, but what was unique was that this word "biodynamic" came up, as Randy was making biodynamic compost for his landscape company on a farm in the Central Valley. Colum had grown up on a biodynamic farm and went to a Waldorf school, but this was a part of life that he had gotten really far away from until that fateful meeting with Randy...

Randy graduated from Pepperdine with a degree in advertising and marketing. He never used it, and instead was working for a landscaper and was also a screenwriter. When the writing market would slow, he would go back to landscaping and vice versa. He learned from some great people and also became a landscape designer, working for a landscape design and building company. We designed or had top landscape architects design mid to large-scale landscape plans, and then we would build them. From the planting to the hardscape, pools, fountains, outdoor kitchens, orchards, custom metal gates – we did it all, one-stop shopping. Eventually, he purchased it when the owners wanted to retire and that turned into the first environmental landscape company in Los Angeles.

Back then, people wanted natural landscapes. We worked on Cher's house and Rob Zombie's house. We worked for a lot of different actors and actresses and rock stars who all wanted natural landscaping. They wanted no chemicals. We found out back then that a lot of what they wanted wasn't even available. It was then that he discovered, through Alan York from Benziger Vineyards, biodynamic. That was the point when everything we're doing now really began.

Do you do consulting?

Yes. Approximately 15-20% of our revenue is from consulting.

What is the process for making your compost?

We source organic dairy cow manure from some of the best and most ethically responsible organic dairies in the country, who treat their land, employees, and cows with the utmost respect and dignity. We use a thermophilic process of composting that reduces pathogens while allowing for the beneficial microbial life to flourish. We add the Biodynamic Preparations to the windrows at exactly the right moment and let our compost cure like a fine wine as it begins to balance with beautiful bacteria and fungi.

How long does it take to make the compost?

The compost generally takes six to seven months to make.

How much money do you hope to raise and what will the money be used for?

We want to raise $1 million through our crowd-funding raise. The funds will be used to a large extent to pay for the additional production costs we have associated with growing our national market. We will be purchasing additional equipment, leasing more farmland, buying more of our inputs and bags for deeper volume discounts on those items. We will also be adding some very overdue marketing costs for banners, T-shirts, point-of-purchase signage, and product catalogs.

Why raise money through equity crowdfunding?

Malibu Compost is the "People's Compost Company." We have thousands of loyal customers, staff at nurseries who ONLY sell the BU, and countless people that have been to our classes, seminars, booths at national shows, and exhibitions that are all the perfect fit to be those investors who wouldn't be able to invest in our company via traditional offerings, but through the crowdfunding platform can become investors and members of the BuFamily. They can be the source of brand ambassador that very few, if any companies, ever get to enjoy.

How has growth been for you and where are you primarily selling your product?

We started out with just one bag of compost. Now, we have two really big national distributors; Central Garden Distribution, our main distributor, which is part of a multi-billion dollar company that distributes to independent nurseries all across America – keyword being independent. The other national distributor, Sunlight Supply, is the leading distributor worldwide in the organic and indoor grow market. They have global distribution of many of their products. We are all also distributed by Sparetime Supply, Jensen Distribution, Aqua-Flo Supply, Redi-Gro Corporation, Rexius, Build-A-Soil, Vital Garden Supply and Concentrates, Inc.

Another key factor for us regarding growth and distribution is that we don't sell to Lowe's or Home Depot, any of the big boxes. We don't believe in their model. We believe in the mom and pop, locally owned, small company model.

ASK A QUESTION

Type your question here... ASK QUESTION

RISKS SPECIFIC TO MALIBU COMPOST

1.

Extreme weather can affect the gardening cycles of end users. While overall demand will undoubtedly right itself, it may result in a longer cash flow cycle and carrying more inventory for a longer duration.

2.

More competition entering the marketplace as a result of Malibu Compost pioneering a new "premium" category in the soil products industry. While most competition still comes from wastestream-driven companies, young upstarts are starting to create consumer-driven soil products.

3.

In addition to... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Malibu Compost is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$200 min INVEST

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Colum Riley

Founder, COO at Malibu Compost LLC

Malibu Compost • Loyola Marymount University, College of Business Administration

San Francisco Bay Area • 500+

Send InMail

Formed Malibu Compost LLC in June of 2009 with two goals in mind:
* to produce & market the nation's first certified truly Biodynamic Compost as outlined by Rudolf Steiner in his Agricultural Course, produce compost teas and superior soil products for gardeners, growers and others seeking premium, beyond-organic products; and
* to develop a company with a conscience, a reflection of its founders, committed to sustainability at the highest of levels, a triple-bottom-line company exemplifying ethically, ecologically and socially responsible best practices.

Specialties: Areas of expertise and interest include management, organizational communications, corporate social responsibility, environmental sustainability, "greening" of business operations, marketing of sustainable products and technologies in emerging economies.

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Experience

Co-Founder / Co-Owner
Malibu Compost
Jun 2009 – Present • 8 yrs 5 mos

One day you will find me on the farm, driving a dumptruck and front-end loader and turning windrows or taking samples, the next day at a trade show selling to independent garden centers, and another in a classroom speaking to the next generation of farmers and/or business people on organics, biodynamics and ethical business practices. In between, involved in oversight of all aspects of business operations.

- Produce and market Demeter Certified Biodynamic compost and soil amendments.
- Certified Compost Operator by the US Composting Council
- Member of the Demeter Biodynamic Compost Standards Revision Committee
- Oversee production, distribution, marketing and other aspects of the business operations
- Available for speaking engagements on Biodynamic compost, biodynamics and Rudolf Steiner, Sustainability as a business strategy, Entrepreneurship and organics,
- Guest professor for undergraduate and MBA level business courses

Environmental Sustainability Coordinator
Loyola Marymount University
Sep 2007 – Oct 2008 • 1 yr 2 mos

Build institutional learning capacities to support sustainability initiatives in building design and operations, landscaping, procurement, energy & water conservation, waste disposal & recycling, and service provision utilizing sustainability best practices. Recommend budget expenditures aimed at reducing environmental impacts associated with student, faculty and staff resource consumption. Recruit, train, coordinate and motivate students. Manage targeted projects & special events. Represent LMU Sustainability at community, professional and peer events and conferences. Analyze platforms for building mgmt. systems, gather emissions data, conduct cost-benefit analysis for integration of new technologies and initiatives, gain familiarity with U.S. Green Building Council LEED policies.
Created Green LMU, a comprehensive website covering all key University sustainability initiatives. Check it out!
http://www.lmu.edu/green

General Manager
C.H. Evans Brewing Co.
Jul 2004 – Aug 2006 • 2 yrs 2 mos

Managed day to day operations of highly successful restaurant/microbrewery, including all marketing, promotions, human resources. Oversee kitchen, restaurant, bar and brewery operations, manage all employees.

City Councilman, 1st Ward
City of Hudson NY
Jan 2004 – Jan 2006 • 2 yrs 1 mo

Elected to serve on the City Council of the City of Hudson, NY. My first foray into politics! Learned the difference between a politician and a public servant :)

Served as Chairman of Finance and Tourism & Arts Committees. Drafted, voted on legislation, city budgeting, PILOT agreements. Dealt with incredibly wide spectrum of constituent issues.

Education

Loyola Marymount University, College of Business Administration
Master of Business Administration (M.B.A.), Management & Organizational Behavior; Sustainability
2006 – 2008
Activities and Societies: Co-founder, ECO Students MBA Student Association
Environmental Stewardship & Sustainability Committee

Berea College
BA, Marketing Communications
1993 – 1997

Featured Skills & Endorsements

Sustainability · 46
Endorsed by **Grow Switch and 1 other who is highly skilled at this**
Endorsed by **9 of Colum's colleagues at Loyola Marymount University**

Entrepreneurship · 30
Endorsed by **David Y Choi, who is highly skilled at this**
Endorsed by **8 of Colum's colleagues at Loyola Marymount University**

Strategic Planning · 17
Endorsed by **Alex Ganos, who is highly skilled at this**
Endorsed by **2 of Colum's colleagues at Loyola Marymount University**

See 20 more skills

Accomplishments

1 **Certification**
Composting Operations, US Composting Council

Interests

Loyola Marymount University MBA...
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US Composting Council
1,157 followers

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71,033 members

Social Enterprise and Development
21,296 members

Malibu Compost
59 followers

LMU College of Business Administr...
803 members

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